UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2015

SERES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37465	27-432690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

(617) 945-9626

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2015, Seres Therapeutics, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015, the Board of Directors (the “Board”) of the Company increased the size of the Board from eight to nine directors, and elected Kurt C. Graves as a Class III director of the Company.

Mr. Graves will participate in the Company’s standard compensation program for non-employee directors, including an annual retainer of $35,000, and an initial award of an option to purchase 30,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $32.76, the closing price per share of the Company’s common stock on the date of grant, and will vest and become exercisable in equal installments on each of the first four anniversaries of the date of grant, subject to continued service on the Board through each such vesting date. Mr. Graves has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release issued on November 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: November 10, 2015	By:	/s/ Eric D. Shaff
	Name:	Eric D. Shaff
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on November 10, 2015